Exhibit 10.8

EXECUTION COPY

ACCOUNT MANAGEMENT AGREEMENT

This ACCOUNTANT MANAGEMENT AGREEMENT (this “Agreement”), dated as of September 10, 2007, is made by and among 7 Days Group Holdings Limited (the “Company”), DB Trustees (Hong Kong) Limited, as collateral agent (in such capacity, the “Collateral Agent”) for the Holders of the Notes (as defined below), and Deutsche Bank AG Hong Kong Branch, as the account manager (in such capacity, the “Account Manager”).

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Indenture.

WHEREAS, pursuant to that certain Indenture, dated as of September 10, 2007, by and among the Company, the Trustee and the other parties thereto (the “Indenture”), the Company proposes to issue US$80,000,000 in aggregate principal amount of Guaranteed Senior Floating Rate Notes due 2010 (the “Notes”).

WHEREAS, the Company has opened an account with account number 0008458-05-0 named “7 Days Debt Service Reserve Account” (the “Debt Service Reserve Account”) with Deutsche Bank AG, Hong Kong Branch (the “Account Bank”) in the name of the Company, and has delivered a letter of notice and instruction to the Account Bank substantially in the form of Exhibit A hereto;

WHEREAS, pursuant to the Indenture, the Account Manager shall manage and administer the Debt Service Reserve Account in the name of the Company on the terms and subject to the conditions of this Agreement.

WHEREAS, the Company has granted to the Collateral Agent, for the benefit of the Holders of the Notes, a security interest in the Debt Service Reserve Account pursuant to a Charge Over Debt Service Reserve Account, dated as of September 10, 2007 (the “Account Charge”), between the Company and the Collateral Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Notice of Security Interest.

(a) The Account. The Company, the Collateral Agent and the Account Manager are entering into this Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Debt Service Reserve Account. The Account Manager acknowledges that this Agreement constitutes written notification to the Account Manager of the Collateral Agent’s security interest in the Debt Service Reserve Account. The Account Manager agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Debt Service Reserve Account. The Account Manager acknowledges that the Collateral Agent has control over the Debt Service Reserve Account, all cash, instruments, and financial assets contained therein from time to time, and all security entitlements with respect thereto. The Collateral Agent hereby appoints the Account Manager as the Collateral Agent’s agent and pledgee in possession for the Debt Service Reserve Account, and the Account Manager hereby accepts such appointment and agrees to be bound by the terms of this Agreement.

(b) Establishment of the Account. The Company hereby confirms that it has established the Debt Service Reserve Account in the name of the Company.

(c) Operation of the Account. The Debt Service Reserve Account shall be operated by the Account Manager (on behalf of the Company) in accordance with this Agreement. The Company undertakes to each of the Collateral Agent and the Account Manager that it (i) shall make payments into the Debt Service Reserve Account in accordance with the terms of this Agreement and the Indenture and (ii) it shall not provide any instruction to the Account Manager or the Account Bank to make payments out of the Debt Service Reserve Account except in accordance with this Agreement and the Indenture. Neither the Company nor the Account Manager shall change the name, account number or signing authority of the Debt Service Reserve Account, or the identity of the party in whose name such account is held, without the prior written consent of the Collateral Agent.

(d) Appointment of the Account Manager. Subject to the security interest in the Debt Service Reserve Account under the Account Charge, the Company hereby appoints the Account Manager as its agent in its name and on its behalf to manage and administer the Debt Service Reserve Account, upon the terms and subject to the conditions contained in this Agreement. The Account Manager hereby accepts such appointment.

SECTION 2. Debt Service Reserve Account.

(a) Deposit of Minimum Debt Service Funds. Concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Account Manager for deposit in the Debt Service Reserve Account the sum of US$[—] (as reduced from time to time in accordance with Section 2(d)(ii) hereof and the following sentence, the “Minimum Debt Service Funds”). After payment of interest that is due and payable on the first Interest Payment Date, the amount of Minimum Debt Service Funds shall be reduced to be equal to the amount of interest to become due and payable on the date of the next Scheduled Interest Payment (as defined below), and the Company shall ensure that the Minimum Debt Service Funds shall be delivered to the Account Manager for deposit in the Debt Service Reserve Account at least 180 days prior to the date of the next Scheduled Interest Payment. Neither the Collateral Agent nor the Account Manager shall have any duty to solicit the delivery of any such deposit of the Minimum Debt Service Funds.

(b) Deposits.

(i) Subject to Section 2(c), promptly following the deposit of any funds into the Debt Service Reserve Account, such funds shall be deposited in cash or time deposits with a tenor of not longer than twelve (12) months (“Time Deposits”) and will be credited to the Debt Service Reserve Account as provided herein. The Company shall provide written deposit instructions, signed by a duly authorized officer of the Company, to the Account Manager, with copies to the Collateral Agent, as to the specific Time Deposits in which funds are to be deposited. All such amounts shall remain so deposited until the close of business on the day prior to any withdrawal pursuant to Section 2(d) hereof. If the Account Manager does not receive any such written deposit instruction prior to 11.00 a.m., Hong Kong time on any Business Day, it shall not be required to deposit or re deposit funds or liquidate deposits in the Debt Service Reserve Account as directed by such written deposit instruction until the next Business Day. After any funds are deposited in the Debt Service Reserve Account, unless and until the Company provides written deposit instructions to the Account Manager, such funds will be held in the Debt Service Reserve Account in cash and no earnings or interest will accrue on such funds. All principal and interest earned in Time Deposits shall be deposited into the Debt Service Reserve Account and redeposited pursuant to this Section or distributed in accordance with the terms of this Agreement.

(ii) The Account Manager shall liquidate Time Deposits to fund any disbursement or payment in accordance with this Agreement upon its receipt (i) before a Notice of Sole Control has been given, of written instructions signed by a duly authorized officer of the Company specifying the particular investment to liquidate or (ii) after a Notice of Sole Control has been given, of written instructions signed by a duly authorized officer of the Company, whereupon Time Deposits shall be liquidated in an amount sufficient to fund such disbursement or payment, in the order of those having the lowest interest rate per annum or if none exists, those having the nearest maturity.

(iii) Neither the Account Manager nor the Collateral Agent shall have any responsibility for any losses resulting from the deposit or redeposit of the funds or the liquidation of Time Deposits in the Debt Service Reserve Account, provided that the Account Manager has made such deposit or redeposit of the funds or liquidation of the Time Deposits in the Debt Service Reserve Account in accordance with the terms, and subject to the conditions, of this Agreement. Any breakage costs incurred in connection with liquidating any Time Deposits before its maturity shall be deducted directly from the principal and accrued interest of the relevant Time Deposits. Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any responsibility for any losses resulting from the deposit or redeposit of the funds or liquidation of the Time Deposits in the Debt Service Reserve Account.

(c) Event of Default.

(i) For so long as an “Event of Default” as defined in the Account Charge has occurred and is continuing, no amounts shall be disbursed from the Debt Service Reserve Account, except as provided in clause (c)(ii) below.

(ii) Upon the occurrence and during the continuance of such an Event of Default, the Collateral Agent shall have the right to give the Account Manager a written notice of sole control in substantially the form of Exhibit B hereto (a “Notice of Sole Control”). Upon the delivery of a Notice of Sole Control, and until such Notice of Sole Control has been revoked in writing by an authorized officer of the Collateral Agent, the Collateral Agent shall have the sole control over the Debt Service Reserve Account and all financial assets or funds credited thereto (the “Account Property”), including, without limitation, the right to cause the Account Property to be liquidated and transferred to the Paying Agent to be applied in accordance with Section 6.10 of the Indenture, and the

Account Manager (1) shall forthwith comply with such instructions originated by the Collateral Agent directing disposition of the Account Property without further consent by the Company, and (2) shall not accept or comply with any direction, instructions or entitlement orders with respect to the Debt Service Reserve Account or the Account Property from any person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction or otherwise directed by the Collateral Agent in writing. A copy of each Notice of Sole Control or written revocation thereof delivered by the Collateral Agent to the Account Manager hereunder shall be simultaneously delivered to the Company and the Account Bank.

(iii) As to any matters provided for under this Agreement, the Account Manager shall not be required to exercise any discretion or to take any action under this Agreement in respect of the Debt Service Reserve Account or the Account Property, but shall be required to act or refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of a duly authorized officer of the Collateral Agent or the Company given in accordance with this Agreement.

(d) Scheduled Interest Payments. Pursuant to the Notes and Section 4.01 of the Indenture, the Company is obligated to make payments of interest on the Notes on each of [—] and [—] through [—], 2010, with the first interest payment due on [—], 2008 (each, a “Scheduled Interest Payment”). The Scheduled Interest Payments due on the Notes may be made (1) from amounts held in the Debt Service Reserve Account in accordance with the procedures set forth in subsection (d)(i) below or (2) from other sources of funds available to the Company or from any combination of (1) and (2) above.

(i) Payment of Interest. If the Company does not otherwise have the funds necessary to make in full a Scheduled Interest Payment or in order to make any payment of principal or interest at Stated Maturity, the Company shall make such payment from funds held in the Debt Service Reserve Account. Not later than five (5) Business Days prior to the date of the applicable Scheduled Interest Payment or payment of principal and interest, if any, at Stated Maturity, the Company shall, by delivery of written instructions signed by a duly authorized officer of the Company, notify the Collateral Agent and direct the Account Manager to transfer from the Debt Service Reserve Account to the Paying Agent funds necessary to provide for payment in full (or, if the Company intends to make a portion of such payment with funds in the Debt Service Reserve Account and the remainder of such payment with funds other than those in the Debt Service Reserve Account, such portion) of the next such payment on the Notes.

(ii) Reduction of Minimum Debt Service Funds and Release of Funds to the Company Due to Reduction in Outstanding Principal Amount of the Notes. If the outstanding principal amount of the Notes is reduced through (A) the redemption of Notes by the Company or (B) the repurchase of Notes by the Company or any of its affiliates, and in either case, if such Notes are subsequently released to the Trustee for cancellation (the “Reduction Event”), the Trustee shall notify the Account Manager in writing of the Reduction Event (including the amounts of Notes redeemed or repurchased) and thereafter, the Minimum Debt Service Funds shall be reduced immediately by an amount equal to the difference between (1) the aggregate amount of the next Scheduled Interest Payment had the Reduction Event not occurred and (2) after giving effect to the Reduction Event, the aggregate amount of the next Scheduled Interest Payment. The Company may, after such reduction and upon at least five (5) Business Days prior notice to the

Trustee, the Collateral Agent and the Account Manager, direct the Account Manager, by delivery of written instructions signed by a duly authorized officer of the Company, so long as no Event of Default has occurred and is continuing, to release to the Company or at the direction of the Company an amount of funds from the Debt Service Reserve Account less than or equal to the amount by which the amount on deposit in the Debt Service Reserve Account exceeds the Minimum Debt Service Funds, as reduced hereunder.

(iii) Release of Funds to the Company of Accrued Interest. If, as a result of the accrual of interest on amounts on deposit in the Debt Service Reserve Account, the amount on deposit in the Debt Service Reserve Account exceeds the Minimum Debt Service Funds, the Company may, upon at least five (5) Business Days prior notice to the Trustee, the Collateral Agent and the Account Manager, direct the Account Manager, by delivery of written instructions signed by a duly authorized officer of the Company, so long as no Event of Default has occurred and is continuing, to release to the Company an amount of funds from the Debt Service Reserve Account less than or equal to the amount by which the amount on deposit in the Debt Service Reserve Account (as increased by the accrued interest) exceeds the Minimum Debt Service Funds.

(e) Satisfaction and Discharge. After all amounts due and payable on the Notes and pursuant to the Indenture have been paid in full, the Account Manager shall, upon receipt of a notice in writing to such effect from the Trustee, withdraw and distribute as directed by the Company or to the order of the Company, any amounts remaining in the Debt Service Reserve Account.

SECTION 3. Collateral Agent’s Control of the Debt Service Reserve Account. If at any time the Account Manager shall receive from the Collateral Agent an entitlement order (i.e. an order directing transfer or redemption of any financial asset relating to the Debt Service Reserve Account) or any instruction originated by the Collateral Agent (i.e., an instruction directing the disposition of funds in the Debt Service Reserve Account), the Account Manager shall comply with such entitlement order or instruction without further consent by the Company or any other person. If the Company is otherwise entitled to give any instructions with respect to the Debt Service Reserve Account in accordance with Section 4 or Section 6 hereof and such instructions conflict with instructions of the Collateral Agent, the Account Manager shall comply with the entitlement orders and instructions issued by the Collateral Agent.

SECTION 4. Company’s Access to the Debt Service Reserve Account. Until such time as the Collateral Agent delivers a Notice of Sole Control, the Account Manager shall comply with any directions of the Company with respect to the placement of cash amounts on deposit in the Debt Service Reserve Account in Time Deposits and shall comply with instructions from the Company to the extent provided in Sections 2(b), 2(d) and 6 hereof.

SECTION 5. Payments to the Debt Service Reserve Account. All amounts to be deposited in the Debt Service Reserve Account shall be transferred by wire transfer of immediately available funds to the following account:

Deutsche Bank AG, Hong Kong Branch

Swift Code:     BKTRUS33XXX

For further credit to:

Corresponding Bank: Deutsche Bank Trust Company Americas

Swift Code:     DEUTHKHH

Account No.:  0008458-05-0

Reference:      7Days

SECTION 6. Payments from the Debt Service Reserve Account.

(a) Subject to Section 2(c) and Section 4 hereof, the Account Manager hereby agrees that (i) following receipt of notice from the Company in accordance with Section 2(d)(i) hereof that it intends to use funds on deposit in the Debt Service Reserve Account to make all or part of a Scheduled Interest Payment, the Account Manager shall at or prior to 10:00 am, Hong Kong time, on the day that is no later than one Business Day prior to the date of the applicable Scheduled Interest Payment, transfer such funds to the Paying Agent as set forth in paragraph (b) hereof, and notify the Company and the Collateral Agent that it has made such transfer to the Paying Agent; (ii) following receipt of notice from the Trustee in accordance with Section 2(d)(ii) that a Reduction Event has occurred, which shall set forth the basis for the Reduction Event and the calculation of the amount to be released, the Account Manager shall pay over to the Company the amount in excess of the Minimum Debt Service Funds then on deposit in the Debt Service Reserve Account; and (iii) following receipt of notice from the Company in accordance with Section 2(d)(iii) hereof regarding investment income earned on amounts on deposit in the Debt Service Reserve Account that exceed the Minimum Debt Service Funds, the Account Manager shall pay over such funds to the Company.

(b) All funds distributed from the Debt Service Reserve Account to the Paying Agent under this Agreement shall be transferred by wire transfer of immediately available funds to the Paying Agent.

(c) All funds distributed from the Debt Service Reserve Account to the Company pursuant to clauses (a)(ii) or (a)(iii) above shall be transferred by wire transfer of immediately available funds to the following account:

Swift Code:

Account No.:

Account Name:

Attention:

(d) In the event that the Account Manager receives instructions for any payment from the Debt Service Reserve Account for which there are insufficient funds standing to the credit of the Debt Service Reserve Account, the Account Manager (i) shall promptly notify the Collateral Agent and the Company of such shortfall and (ii) shall not proceed to remit such funds until it receives revised instructions in accordance with the terms of this Agreement.

SECTION 7. Statements and Other Information. The Company authorizes the Account Manager to request and receive all information relating to the Accounts from the Account Bank. The Account Manager shall provide or procure that the Account Bank provide to the Collateral Agent and the Company copies of all the regular monthly account statements provided to the Company and such other information relating to the Debt Service Reserve Account as shall be reasonably requested by the Collateral Agent. The Account Manager shall also provide or procure that the Account Bank provide to the Collateral Agent a copy of all notices and statements required to be sent to the Company pursuant to any agreement governing or related to the Debt Service Reserve Account to the Collateral Agent at such times as any such notice is sent to the Company. The Collateral Agent shall be entitled to rely upon such statements and notices without review and conclusively assume, in the absence of actual knowledge of an error therein, the correctness thereof immediately upon its receipt by the Collateral Agent.

SECTION 8. Other Agreements; Termination; Successor Depositaries. The Account Manager shall notify promptly the Collateral Agent and the Company if it receives written notice that any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against the Account Property (other than any statutory or common law claim which the Account Manager may have against the Account Property for unpaid fees and expenses). As long as the Account Charge remains in effect, neither the Company nor the Account Manager shall terminate the Debt Service Reserve Account. In the event of any conflict between the provisions of this Agreement and any other agreement governing the Debt Service Reserve Account, the provisions of this Agreement shall control. In the event the Account Manager no longer serves as Account Manager for the Account Property, the Account Property shall be transferred to a successor Account Manager or custodian reasonably satisfactory to the Collateral Agent, provided, that prior to such transfer, such successor Account Manager or custodian shall execute an agreement that is substantially in the form of this Agreement or is otherwise in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 9. Account Manager’s Rights and Obligations.

(a) The Account Manager’s sole duties and responsibilities with respect to the Debt Service Reserve Account are as set forth in this Agreement. The Account Manager shall act only upon receipt of the certificates, notices, instructions or other communications as provided herein regarding releases of the Account Property. The Account Manager shall not be liable or responsible for anything done, or omitted to be done by it in the absence of gross negligence or willful misconduct and may rely and shall be protected in acting upon any information, certificate, notice, instruction or other communication which it reasonably believes to be genuine and authorized. As among the Company, the Collateral Agent and the Account Manager, the terms of this Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. As among the Company, the Collateral Agent and the Account Manager, and subject to this Section 9, the Company shall indemnify and hold the Account Manager and the Collateral Agent, their successors and assigns and their respective agents, employees, directors and officers harmless with regard to any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and properly incurred attorneys fees incurred by it arising out of or in connection with any action or omission of the Account Manager in accordance with any certificate, notice, instruction or other communication of the parties under this Agreement and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Account Manager shall not be liable to any party for any acts or omissions of the other parties to this Agreement. The Account Manager shall have no duty to require any cash to be delivered to it or to determine that the amount and form of funds deposited in the Debt Service Reserve Account comply with any applicable requirements.

(b) The Account Manager shall not be bound or obligated by any provision of any other agreement or instrument of which it is not a signatory party, notwithstanding its knowledge of the provisions thereof or benefit in its favor created thereby. No implied covenants or obligations shall be read into this Agreement against the Account Manager. The Account Manager’s determination as to whether an event or condition has occurred, or has been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Account Manager to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper or incorrect, provided only, that the Account Manager and its officers, directors, employees and agents shall not have been guilty of gross negligence or willful misconduct.

(c) The Company covenants to defend and indemnify the Account Manager and the Collateral Agent, their successors and assigns and their respective agents, employees, directors and officers for actions taken in their respective capacity hereunder and to hold each harmless against, any loss, liability or expense incurred by it in such capacity (except to the extent that such loss, liability or expense results from such Person’s gross negligence or willful misconduct) which arises out of or in connection with this Agreement.

(d) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Securities Intermediary hereunder, the Account Manager may, in its sole discretion, refrain from taking any action other than retaining possession of the amounts in the Debt Service Reserve Account, unless the Account Manager receives written instructions, signed by the Collateral Agent and Company, which eliminates such ambiguity or uncertainty. In the event of any dispute between or conflicting claims by or among the Collateral Agent, the Trustee and the Company and/or any other Person with respect to any amounts in the Debt Service Reserve Account, the Account Manager shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such amounts so long as such dispute or conflict shall continue, and the Account Manager shall not be or become liable in any way to the Collateral Agent or the Company for failure or refusal to comply with such conflicting claims, demands or instructions. The Account Manager shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Account Manager or (ii) the Account Manager shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting or (iii) the Account Manager receives written notice, confirming that such dispute or conflicting claims has or have been resolved. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Account Manager, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. The Account Manager shall act on such court order and legal opinions without further question. The Account Manager may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including attorneys’ fees and expenses) properly incurred in connection with such proceeding shall be paid by the Company.

(e) The Account Manager may consult with, and obtain advice from, legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully indemnified by the Trustee and the Company in acting in good faith in accordance with the opinion and instructions of such counsel.

(f) The indemnities provided in this section shall be continuing obligations of the Company, its successors and assigns, notwithstanding the termination of this Agreement and/or the resignation or removal of the Account Manager or the Collateral Agent.

(g) If at any time the Account Manager is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Account Property (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Account Property), the Account Manager is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate. If the Account Manager complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Account Manager shall not be liable to the Company even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(h) The Account Manager shall not be liable (i) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians appointed with due care, (iii) for the deposit or redeposit of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the deposit or redeposit of the Account Property, or any loss of interest incident to any such delays, or (iv) for an amount in excess of the value of the Account Property, valued as of the date of deposit, but only to the extent of direct money damages.

(i) Neither the Collateral Agent nor the Account Manager shall incur any liability to the Company for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent nor the Account Manager, as applicable (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God, terrorism or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility)

(j) Neither the Collateral Agent nor the Account Manager shall be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of Persons executing or delivering or purporting to execute or deliver any such document.

(k) Notwithstanding anything herein to the contrary, the Account Manager shall not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

SECTION 10. Fees and Expenses of the Account Manager.

(a) The Company agrees to pay the Account Manager its agreed-upon compensation for its services hereunder promptly upon request therefor, and to reimburse the Account Manager for all properly incurred expenses of or disbursements incurred by the Account Manager in connection with (1) the performance of its duties and the exercise or enforcement of any of its rights or the rights of the Collateral Agent hereunder, including the reasonable fees, expenses and disbursements of counsel to the Account Manager, (2) the review, negotiation and administration of this Agreement, or (3) the failure by the Company to perform or observe any of the provisions hereof.

(b) The Account Manager shall have a lien upon any accrued interest on deposit in the Debt Service Reserve Account solely for any costs, expenses and fees that may arise hereunder and, notwithstanding any provision to the contrary in this Agreement, may retain that portion of the investment income in the Debt Service Reserve Account equal to such unpaid amounts that are due and payable by the Company, until all such costs, expenses and fees have been paid.

SECTION 11. Termination. This Agreement shall terminate automatically upon receipt by the Account Manager of written notice executed by the Collateral Agent that the security interest evidenced by the Account Charge in the Debt Service Reserve Account has terminated and the Account Manager shall thereafter be relieved of all duties and obligations hereunder.

SECTION 12. Waiver; Priority of Trustee’s Interests. Other than with respect to its fees and customary commissions with respect to the Debt Service Reserve Account, the Account Manager hereby waives its right to set off any obligations of the Company to the Account Manager against the Debt Service Reserve Account, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Account Manager may have against the Account Property, either now or in the future in connection with the Debt Service Reserve Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Company now or hereafter existing under the Indenture, the Notes and the Account Charge, and all other documents related thereto, whether for principal, interest, Additional Amounts, indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Collateral Agent and the Company in the Account Property, the Account Manager does not know of any claim to or security interest or other interest in the Account Property.

SECTION 13. Miscellaneous.

(a) Irrevocable Agreement. The Company acknowledges that the agreements made by it and the authorizations granted by it in Sections 1, 2 and 3 hereof are irrevocable and that the authorizations granted in Sections 1, 2 and 3 hereof are powers coupled with an interest.

(b) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with confirmation in writing not more than 24 hours following such facsimile or telephonic notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof; provided that notices, requests, instructions, orders and other communications to the Account Manager and the Collateral Agent shall not be deemed given until actual receipt thereof. Notices should be addressed as follows:

To the Collateral Agent:

DB Trustees (Hong Kong) Limited

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Attention: Managing Director

Telephone: (+852) 2203 7320

Facsimile: (+852) 2203 7323

To the Account Bank:

Deutsche Bank AG, Hong Kong Branch

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Attention: Trust and Securities Services

Telephone: (+852) 2203 7320

Facsimile: (+852) 2203 7323

To the Account Manager:

Deutsche Bank AG, Hong Kong Branch

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Attention: Trust and Securities Services

Telephone: (+852) 2203 7320

Facsimile: (+852) 2203 7323

To the Company:

7 Days Group Holdings Limited

10/F, 705 Guangzhou Da Dao Nan Road

Guangzhou 510290

P.R. China

Attention: Mr. Zheng Nanyan

Telephone: (+86 20) 8922 6577

Facsimile: (+86 20) 8922 5507

(c) Amendments in Writing; Waivers: Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Company from any provision of this Agreement shall be effective only if made in writing and signed by the Account Manager and Collateral Agent and otherwise made or duly given in compliance with all of the terms and provisions of this Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Collateral Agent, the Trustee, the Account Manager or any holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Account Manager or the Collateral Agent to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Account Manager or the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Account Manager or the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(d) If the Collateral Agent or the Account Manager consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent or the Account Manager.

(e) Entire Agreement. This Agreement and the Indenture and Account Charge constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

(h) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, without giving effect to the conflicts of law principles of such State.

(i) Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1 212 750 1361, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

7 DAYS GROUP HOLDINGS LIMITED

By:	/s/ ZHENG, Nanyan
Name: ZHENG, Nanyan
Title: CEO

[SIGNATURE PAGE TO ACCOUNT MANAGEMENT AGREEMENT]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

DB TRUSTEES (HONG KONG)
LIMITED, as Collateral Agent

By:	/s/ Aric Kay-Russell		/s/ Chiu Kin Wing Edward
	Name:	Aric Kay-Russell	Chiu Kin Wing Edward
	Title:	Director	Authorised Signatory

DEUTSCHE BANK AG, HONG KONG
BRANCH, as Account Manager

By:	/s/ Aric Kay-Russell		/s/ Chiu Kin Wing Edward
	Name:	Aric Kay-Russell	Chiu Kin Wing Edward
	Title:	Director	Authorised Signatory

[SIGNATURE PAGE TO ACCOUNT MANAGEMENT AGREEMENT]

Exhibit A

LETTER OF NOTICE AND INSTRUCTION TO THE ACCOUNT BANK

To: Deutsche Bank AG, Hong Kong Branch

Dated: September 10, 2007

Dear Sirs,

Instruction in relation to operation of the account held in the name of 7 Days Group Holdings Limited (the “Company”) governed by the Account Management Agreement, dated as of September 10, 2007 (the “Account Management Agreement”) among the Company, DB Trustees (Hong Kong) Limited as collateral agent (the “Collateral Agent”) and Deutsche Bank AG, Hong Kong Branch as account manager (the “Account Manager”).

As the holder (the “Account Bank”) of the account set out in Annex 1 (Debt Service Reserve Account) to this Letter (the “Account”), we hereby instruct you that any instruction to you for transfer or withdrawal of any amount from the Account (as listed in Annex 1 (Debt Service Reserve Account) to this Letter) must be signed by one of the Authorized Signatories of the Account Manager listed in Annex 2 (Authorized Signatories) to this Letter;

We further hereby irrevocably authorize and instruct you from time to time:

(a)	to disclose to the Account Manager and the Collateral Agent copies of all the regular monthly account statements provided to the Company and such other information relating to the Account as shall be reasonably requested by the Collateral Agent;

(b)	to deliver to the Collateral Agent a copy of all notices and statements required to be sent to the Company pursuant to any agreement governing or related to the Debt Service Reserve Account to the Collateral Agent at such times as any such notice is sent to the Company.

(c)	upon receipt of a Notice of Sole Control (as defined in the Account Management Agreement), and until such Notice of Sole Control has been revoked in writing by an authorized officer of the Collateral Agent,

(i)	to hold all sums standing to the credit of the Account to the order of the Collateral Agent; and

(ii)	to pay all or any part of the monies standing to the credit of the Account to the Collateral Agent (or as it may direct through instructions to the Account Manager).

You shall be entitled to rely on the information contained in Notice of Sole Control and shall not need to make any further enquiries as to the accuracy of the information contained in such Notice of Sole Control.

The provisions of this Letter may only be revoked or amended with the prior written consent of the Collateral Agent.

Please acknowledge the above by signing the enclosed copy of this Letter and returning it to the Collateral Agent (with a copy to us).

This Letter (and any acknowledgement) shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

Yours faithfully,

for and on behalf of
7 Days Group Holdings Limited

for and on behalf of
7 Days Group Holdings Limited

[On Account Bank Letterhead]

ACKNOWLEDGEMENT OF RECEIPT

OF LETTER OF NOTICE AND INSTRUCTION

To:	DB TRUSTEES (HONG KONG) LIMITED
as Collateral Agent
	Address:	DB Trustees (Hong Kong) Limited 55th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong
Attention: Managing Director Telephone: (+852) 2203 7320 Facsimile: (+852) 2203 7323

Copy to:	7 Days Group Holdings Limited (the “Company”)
	Address:	7 Days Group Holdings Limited 10/F, 705 Guangzhou Da Dao Nan Road Guangzhou 510290 P.R. China
Attention: Mr. Zheng Nanyan Telephone: (+86 20) 8922 6577 Facsimile: (+86 20) 8922 5507

We acknowledge receipt of the enclosed letter dated September 10, 2007 from the Company to our Bank (the “Letter”). Terms used but not defined herein shall have the meanings given to them in the Letter.

As at the date hereof, we confirm that we:

(a)	accept the instructions contained in the Letter and agree to comply with the Letter;

(b)	have not received notice of the interest of any third party (other than the Collateral Agent) in the Account;

(c)	have neither claimed nor exercised, nor will claim or exercise, any security interest, set-off, counter-claim or other right in respect of the Account; and

(d)	will not permit any amount to be withdrawn from the Account other than in accordance with the Letter.

for and on behalf of
Deutsche Bank AG, Hong Kong Branch

Dated: September 10, 2007

ANNEX 1

Debt Service Reserve Account

Account	Account Number	Permitted Currency	Account Bank (Branch)

[Debt Service Reserve Account]		US$	Deutsche Bank AG, Hong Kong Branch

ANNEX 2

Authorized Signatories

Group A Authorized Signatories of the Account Manager

Name	Specimen signature
Zhang Nanyan	/s/ Zhang Nanyan

Authorized Signatories - Account Management Agreement

Exhibit B

[Letterhead of DB Trustees (Hong Kong) Limited]

[Date]

Deutsche Bank AG, Hong Kong Branch

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Copy:

Deutsche Bank AG, Hong Kong Branch

55th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Attention: Trust and Securities Services

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Account Management Agreement, dated September 10, 2007, among 7 Days Group Holdings Limited, you and the undersigned, we hereby give you notice of our sole control over each of the Debt Service Reserve Account and all financial assets or funds credited thereto.

You are hereby instructed not to accept or comply with any direction, instructions or entitlement orders with respect to the Debt Service Reserve Account or the financial assets or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction or otherwise directed by us in writing.

You are instructed to deliver a copy of this notice by facsimile transmission to 7 Days Group Holdings Limited.

Very truly yours,

DB Trustees (Hong Kong) Limited

By:
Name:
Title:

cc: 7 Days Group Holdings Limited